DRILLING AND OPERATING
                                   AGREEMENT


                             DATED NOVEMBER 15, 2002

   OPERATOR:                                 Petrogen International Limited
   NON-OPERATOR:                             Petrogen, Inc.









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                        DRILLING AND OPERATING AGREEMENT

THIS AGREEMENT is entered into by and between Petrogen International Limited (hereinafter referred to as "Operator") and Petrogen, Inc. (hereinafter referred to as "Non-operator" - where there are more than one non-operating Interest owner at the time of contract or thereafter then such shall be included).

                                   WITNESSETH:

WHEREAS: Non-Operator is the owner of oil and gas leases, drilling units and/or oil and gas wells in the lands identified in Exhibit "A" and intends to acquire further such oil and gas interests in the future (such present and future oil and gas interests are hereinafter referred to as the "Interests"), and the parties hereto have reached an agreement for the operation of such Interests and for the terms of drilling additional oil and gas wells for the production of oil and gas to the extent which the Non-Operator may specify on the terms of this Agreement.

NOW THEREFORE, it is agreed as follows:

                                    ARTICLE I
                                   DEFINITIONS

A. The term "oil and gas" shall mean oil, gas, casinghead gas, gas condensate, and all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

B. The term "Contract Area" shall mean all of the oil and gas leases, oil and gas wells and oil and gas drilling units intended to be drilled and/or operated for oil and gas purposes under this agreement. The leases, initial drilling units and oil and gas wells are described in Exhibit "A".


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C.       The term  "Operator's  costs" shall  include all costs  sustained by
         Operator, directly or indirectly, plus a general administrative charge amount of 10% of aggregate costs, and such costs shall include, without limitation, all costs to service Interests (it being understood that such Interest costs shall be directly borne by the Non-Operator unless the Operator has specifically agreed to pay the same on behalf of the Non-Operator), all costs of drilling and well establishment, all costs of producing Production (as defined below), all maintenance, all re-working, all transport, any and all taxes in relation to the Interests or Production borne by Operator, any costs borne to defend title to Interests, and all defense costs borne by Operator as a consequence of its acting as Operator (excepting only liabilities incurred by fraud or gross negligence). All costs shall be remitted to Operator within 30 days of invoice and thereafter shall bear interest at 1% per month. Any costs to be incurred of a capital nature or of a nature (determined at the discretion of Operator) not normally day-to-day operating costs may be determined by the Operator to be pre-billed as to the estimated amount and the Operator shall be under no obligation to effect such costs until its pre-bills have been funded.

         Unless the context otherwise clearly indicates, words used in the singular include the plural, the plural includes the singular, the neuter gender includes the masculine and the feminine.

                                   ARTICLE II.
                                    EXHIBITS

         The following exhibits, as indicated below and attached hereto, are incorporated in and make a part hereof.


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         EXHIBIT "A" SHALL INCLUDE THE FOLLOWING INFORMATION:"

1) Identification of leases, drilling units/wells initially subject to this agreement,
2)  Percentages  or fractional  interests of parties in the Contract
    Area,
3) Address of parties for notice purposes.

         EXHIBIT "B," ACCOUNTING PROCEDURE

         If any provision of any exhibit is inconsistent with any provision contained in the body of this agreement, the provision in the body of this agreement shall prevail.

                                  ARTICLE III.
                              INTERESTS OF PARTIES

         INTEREST OF PARTIES IN COSTS AND PRODUCTION:
         Exhibit "A" lists the parties and their respective percentage of fractional interests in the leases, drilling units/wells under this agreement. Unless changed by other provisions of this agreement, all costs and liabilities incurred in operations under this agreement by the Operator shall be borne and paid by the Non-Operator who shall be liable to recover costs from any other parties of interest who may have an obligation to contribute to costs. All equipment and material acquired in operations on the Contract Area shall be owned by the Non-Operator or, depending upon specific contract between the Non-Operator and other parties, the parties as their interests are shown in Exhibit "A." If other parties do not have participating interest it shall be assumed that ownership resides in the Non-Operator. All production of oil and gas from the Contract Area, subject to the payment of royalties and other costs to third parties,


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         (such production after royalties and third party costs hereafter called
         "Production") shall be owned by the parties in the same manner during the term hereof: provided, however, this shall not be deemed an
         assignment  or   cross-assignment   of  Interests  covered  hereby.  As
         principal consideration for the Operator's services, the Operator shall receive a ten percent (10%) Carried Interest ("Operator's Interest") of Production. The Operator may file notice of such Operator's Interest on title to the Interests. Such Operator's Interest shall continue for the period that the Operator remains operator and if the Operator assigns its operations with the permission of the Non-Operator such shall continue so long as the assignee remains operator or effects a valid further assignment and such Operator's Interest shall be assignable so long as the Operator or assignee has not been terminated as operator, subject to the below right of first refusal.

                                   ARTICLE IV.
                                    OPERATOR

A. DESIGNATION AND RESPONSIBILITIES OF OPERATOR

                  For the commercial productive life of the Contract Area and other Interests for oil and gas, Operator shall be the operator of the Interests and shall conduct and direct and have full control over all operations on the Interests as permitted and required by, and within the limits of, this Agreement. This powers of the Operator under this Agreement shall be interpreted widely and to the benefit of the Operator and shall encompass all such powers as are common in the industry and necessary or incidental to the Operator's abilities and duties to operate the Interests and shall include, but not be limited by, rights of egress and ingress to the Interests, the right to use all


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         properties  of the  Non-Operator  and  Interest  owners in  relation to operations on the Interest, the right to exclude persons from the interest including the Non-Operator (except for appointments for examinations made with reasonable notice), the right to sell Production and give good title to the same, the right to engage contract for drilling, well maintenance, sales and other such matters necessary to maintain the Interest and conduct Production, and every other matter the Operator may deem reasonably necessary or advantageous to act as operator. Operator shall conduct all such operations in a good and workmanlike manner, but it shall have no liability as Operator to the Non-Operator for losses sustained or liabilities incurred, except such as may result from gross negligence or willful misconduct.

B. RESIGNATION OF OPERATOR AND SELECTION OF SUCCESSOR:

1.       RESIGNATION OF OPERATOR:  Operator may resign at any time by giving
         60 days written notice thereof to Non-Operator. If Operator terminates its legal existence or, by operation of law, is not longer capable of serving as Operator, it shall cease to be Operator without any action by Non-Operator, except the selection of a successor. If Operator becomes bankrupt or is placed in receivership and Operator is unable to maintain its plugging bond, it shall cease to be the Operator. Such resignation or termination shall not become effective until 7:00 a.m. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of its resignation by Operator or termination as Operator as provided herein, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after the effective date of its resignation or termination, shall be bound by the terms hereof as a Non-Operator if it is a holder of interests in the Interest. A change


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         of corporate  name or  structure of Operator or transfer of  Operator's interest or change of ownership of Operator shall not be the basis for termination of Operator.

2. Selection of Successor Operator: Upon the resignation or termination of Operator, a successor Operator shall be selected by the vote of the parties owning an interest in the Interest at the time such successor Operator is selected and on the basis of the percentage ownership of the Interest at such time.

C. EMPLOYEES

         The number of employees used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed, shall be determined by Operator, and all such employees shall be the employees of Operator.

                                   ARTICLE V.
                      ACCESS TO INTERESTS AND WELL PLUGGING

A. ACCESS TO CONTRACT AREA AND INFORMATION

         Each party shall have access to the Interests at all reasonable times, at its sole risk, to inspect or observe operations, and shall have access at reasonable times to information pertaining to operations thereof, including Operator's books and records relating thereto. Operator, upon request, shall furnish Non-Operator with copies of all forms or reports filed with governmental agencies. The cost of gathering and furnishing information to Non-Operator shall be charged to the Non-Operator.

B. PLUGGING AND ABANDONMENT OF WELLS:

         Any well which has been completed as a producer shall not be plugged and abandoned without the consent of the majority of ownership of parties having an interest. If such majority parties consent to such


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         abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the Interest owners. If, within thirty (30) days after receipt of notice of the proposed abandonment of such well, parties do not agree to the abandonment of such well, the party wishing to continue its operation shall tender to the other parties its proportionate share of the value of the well's salvable material and equipment, determined in accordance with the provisions of Exhibit "B", less the estimated cost of salvaging and the estimated cost of plugging and abandoning. The abandoning party shall assign to the non-abandoning party, without warranty, express or implied, as to title or as to quantity, quality, or fitness for use of the equipment and material, all of its interest in the well and related equipment, together with its interest in the drilling unit as to, but only as to, the intervals of the formation or formations then open to production. The payment by, and the assignment to, the assignee shall be based upon the respective percentages of participation in the Interests for that well. There shall be no readjustment of interests in the remaining wells or portion of the Interests. Should the Interest owners determine to abandon a well or wells and Operator wishes to continue production or re-work such well or wells then the Interest owners shall assign their interests in such wells to the Operator as above, mutatis mutandis.

                  Thereafter, the abandoning party shall have no further responsibility, liability, or interest in the operation of or production from the well in the interval or intervals then open other than any royalties retained in any lease made under the terms of this Article. Upon request, Operator shall continue to operate the assigned well for the account of the Non-Operator at the rates and charges contemplated by this agreement, plus any additional costs and charges


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         which may arise as the result of the separate ownership of the assigned well.

                                   ARTICLE VI.
                      EXPENDITURES AND LIABILITY OF PARTIES

A.       LIABILITY OF PARTIES

         The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations as set forth in this agreement. Interests owners shall each be severally liable for their respective proportionate share of the costs of operating the Interests. Accordingly, the liens granted among the parties in Article VI.B of Schedule "B" are given to secure only the debts of each severally. It is not the intention of the parties to create, nor shall this Agreement be construed as creating, a mining or other partnership or association, or to render the parties liable as partners.

B.       LIENS AND PAYMENT DEFAULTS:

         Non-Operator, and any other Interest owner by this Agreement or collateral agreement grants to Operator a lien upon its oil and gas rights and property in the Contract Area and Interests, and a security interest in its share of Production when extracted and its interest in all equipment, to secure payment of its share of all Operator's cost of operating the Interest, together with interest thereon at the rate provided in the Accounting Procedure attached hereto as Exhibit "B". To the extent that Operator has a security interest under an applicable Uniform Commercial Code Operator shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by Operator for the secured indebtedness shall not be deemed an election of remedies or otherwise


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         affect the lien rights or security interest as security for the payment thereof until actually collected by Operator. In addition, upon default by any Non-Operator in the payment of its share of expense, Operator shall have the right , without prejudice to other rights or remedies, to collect from the purchaser of Production the proceeds from the sale
         of  such   Non-Operator's   share   until  the  amount   owed  by  such
         Non-Operator, plus interest has been paid. Each purchaser shall be entitled to rely upon Operator's written statement concerning the amount of any default.

                  If Non-Operator fails or is unable to prepay the estimated total costs of operating the Interests within thirty (30) days after rendition of a statement therefore by Operator, Operator shall be entitled to withhold payment of Non-Operator's share of the proceeds from sale of oil and gas from the Interest until said amount is paid in full.

                  Operator is authorized and directed to market all Production from the Interests for the benefit of itself and Non-Operator Interest owners. Operator shall be responsible for collecting the entire amount of the proceeds due from the purchasers(s). Unless Non-Operator has prepaid the costs of operating the Interests, Operator may deduct from the proceeds from the sale of Production the Operator's percentage of Production and the costs of operating the Interests due from the Interest Owners, and, in that event, Operator shall pay the net proceeds to Interest owners within 45 days after receipt of payment from the purchaser(s).

C.       PAYMENTS AND ACCOUNTING

                  Except as otherwise specifically provided in this Agreement, Operator shall promptly pay and discharge expenses incurred in operation of the Interests pursuant to this Agreement and shall charge


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         the  amount  thereof  to a Joint  Account  (if the  Operator  elects to establish such account, otherwise the Operator shall effect financial matters through an Operator account specifically established for the Interests) upon the expense basis provided in the Accounting Procedure attached hereto as Exhibit "B". Operator shall keep an accurate record of the Joint Account, showing expenses incurred and charges and credits made and received.

                  Operator, at its election, shall have the right, from time to time, to demand and receive from the Non-Operator payment of the estimated amount of the expenses to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to Non-Operator of an itemized statement of such estimated expenses of AFE (Authorization for Expenditure), together with an invoice therefore. Each such statement and invoice for the payment in advance of estimated expenses shall be submitted on or before the 20th day of the next preceding month. Non-Operator shall pay to Operator the amount of such estimate within fifteen (15) days after such estimate and invoice is received. If Non-Operator fails to pay said estimate within said time, the amount due shall bear interest as provided in Exhibit "B" until paid. Proper adjustment shall be made monthly between advances and actual expenses.

1. DRILLING OF WELLS. Operator shall be responsible for obtaining all permits and other approvals necessary to drill and operate any well in the Interests. Operator shall not undertake to drill and complete any well in the Interests without first providing Non-Operator with an AFE for such well. Within fifteen days after receipt of such AFE Non-Operator shall be required to prepay the AFE estimate of all of the drilling and completion expenses as provided herein.


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2.            RECOMPLETION OR PLUG BACK:  Without the consent of the majority of the Interest owners, no well shall be recompleted or plugged back, it being understood that the consent to the recompletion or plugging back of a well shall include consent to all necessary expenditures in conducting such operations and completing and equipping of said well, including necessary tankage and/or surface facilities.

3. OTHER OPERATIONS: Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of Twenty-five Thousand Dollars ($25,000) without Interest owners approval by majority except in connection with a well, the reworking, deepening, recompleting, or plugging back of which has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the Non-Operator. If Operator prepares AFE for its own use, Operator, upon request by Non-Operator, shall furnish copies of its AFE for any single project costing in excess of Twenty Five Thousand Dollars ($25,000).

D.            ROYALTIES, OVERRIDING ROYALTIES AND OTHER PAYMENTS:

                  For the account of each party,  Operator shall pay or deliver, or cause to be paid or delivered, all royalties to the extent of the full amount due based upon the Production from the wells.


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E.       RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES:
                  Rentals, shut-in well payments, free gas and minimum royalties which may be required under the terms of any lease for any well shall be paid as a working interest owner expense from Production.

F.       TAXES
                  Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay from Production (if no Production then Non-Operator shall be liable) all such taxes assessed thereon before they become delinquent. If the assessed valuation of any leasehold estate is reduced by reason of its being subject to outstanding excess royalties, overriding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such leasehold estate, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction.

                  If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Operator shall pay the tax for the Joint Account, together with any interest and penalty accrued, and Non-Operator's share of the total cost may then be assessed against the Non-Operator.


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                  Each  party  shall  pay or cause  to be paid  all  Production, severance, gathering and other taxes imposed upon or with respect to the production or handling of such party's share of oil and/or gas produced under the terms of this agreement.

G.       INSURANCE
         At all times while operations are conducted hereunder, Operator shall comply with the Workers' Compensation Law of the States of Interests. Operator shall also carry or provide insurance for the benefit of the Joint Account of the parties and of the Interests in accordance with reasonable practice. Operator shall require all contractors engaged in work on or for the Interests to comply with the Workers' Compensation Law of the State where the operations are being conducted and to maintain such other insurance as Operator may require.

                                  ARTICLE VII.
                          WAIVER OF RIGHT TO PARTITION

         Each party hereto owning an undivided interest in the Interests waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

                                  ARTICLE VIII.
   PREFERENTIAL RIGHT TO PURCHASE, AREA OF INTEREST AND RIGHT OF FIRST REFUSAL

         Should any party desire or attempt to sell all or any part of its interests under this Agreement, or its rights and interests in the Interests, it shall give written notice thereof to the other parties (including the Operator) within five (5) days, with full information concerning its proposed sale, which shall include the name and address


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         of the  prospective  purchaser (who must be ready,  willing and able to purchase), the purchase price, and all other terms of the offer. The party hereof wishing to purchase shall then have an optional prior right (pro rata if more than one party wishes to accept the offer) for a period of ninety (90) days (30 days if disposal is for finance purposes by farm-out, partnership, joint venture, or any other finance vehicle) after receipt of notice to purchase, on the same terms and conditions, the interest which the other party proposes to sell. However, there shall be no preferential right to purchase in those cases where any party wishes to mortgage its interests, or to dispose of its interests by merger, reorganization, consolidation, or sale of all or substantially all of its assets to a subsidiary or parent company or to a subsidiary of a parent company, or any company in which any one party owns a majority of the stock.

                  There shall be an `area of interest' extending five miles from the outer boundaries of the Interests such that should the Operator or an Interest owner acquire oil or gas interests in such area of interest it shall be deemed to have acquired the same on behalf of the other parties and the same subject to this Agreement, subject to payment by the other parties of cost (pro rata if less than all) within 30 days of notice and accounting by the acquiring party. If the non-acquiring parties do not pay within the 30 day notice period then they shall have no right to such interest. This right shall not extend to any acquisition of Interest by a party where parties have had an opportunity to bid.

                  The Operator shall have no other accountability to the Interest owners regarding any acquisitions it may make in respect to any other oil and gas interests whatsoever and it is specifically


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         acknowledged  by the  Interest  owners that the  Operator  may or shall aggressively acquire such interests solely for its own account.

                                   ARTICLE IX.
                         INTERNAL REVENUE CODE ELECTION

                  This agreement is not intended to create, and shall not be construed to create, a relationship of partnership or an association for profit between or among the parties hereto. Notwithstanding any provisions herein that the rights and liabilities hereunder are several and not joint or collective, or that this agreement and operations hereunder shall not constitute a partnership, if, for Federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, each party hereby affected elects to be excluded from the application of all of the provisions of Subchapter "K", Chapter 1, Subtitle "A", of the Internal Revenue Code of 1954 as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder (all as may also be amended or replaced). Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States of the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Federal Regulations. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the


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         Contract  Area is located  or any future  income tax laws of the United
         States contain provisions similar to those in Subchapter "K", Chapter 1, Subtitle "A", of the Internal Revenue Code of 1954, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from Operations hereunder can be adequately determined without the computation of partnership taxable income.

                                   ARTICLE X.
                               CLAIMS AND LAWSUITS

                  Operator may settle any single damage claim or suit arising from operations hereunder. If the claim cannot be settled for an amount acceptable to Operator, Operator shall assume the further handling of the claim or suit. Also, costs and expense of handling, settling, or otherwise discharging such claim or suit shall be at the expense of the Joint Account. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, the party shall immediately notify Operator, and the claim or suit shall be treated as any other claim or suit involving hereunder.

                                   ARTICLE XI.
                                  FORCE MAJEURE

                  If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to make money payments, that party shall give to the other party prompt written notice of the force majeure with reasonably full particulars concerning in; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure shall be suspended during, but no longer than, the continuance of the force majeure. The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable.

                  The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

                  The term "force majeure", as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonable within the control of the party claiming suspension.


                                  ARTICLE XII.
                                     NOTICES

                  All notices authorized or required between the parties, and required by any of the provisions of this agreement, unless otherwise specifically provided, shall be given in writing by United States mail, Fedex, UPS, Western Union telegram, postage or charges prepaid, or by teletype or facsimile or e-mail, and addressed to the party to whom the notice is given at the addresses listed on Exhibit "A". The originating notice given under any provision hereof shall be deemed given only when received by the party to whom such notice is directed, and the time for such party to give any notice in response thereto shall run from the date the originating notice is received. The second or any responsive notice shall be deemed given when deposited in the United States mail or with the Western Telegraph Company, Fedex or UPS with postage or charges prepaid, or when sent by facsimile or teletype. Each party shall have the right to change its address at any time, and from time to time, by giving written notice hereof to the other party.

                                  ARTICLE XIII.
                                TERM OF AGREEMENT

                  This agreement shall remain in full force and effect as to the oil and gas drilling units and wells so long as any of the oil and gas wells subject to this agreement remain or are continued in operation as to any part of the Interests, whether by production, extension, renewal or otherwise, and/or so long as oil and/or gas Production continues from any well in commercial paying quantities.

                  It is agreed, however, that the termination of this agreement shall not relieve any party hereto from any liability which has accrued or attached prior to the date of such termination.

                                  ARTICLE XIV.
                      COMPLIANCE WITH LAWS AND REGULATIONS

A. REGULATIONS AND ORDERS

         This agreement shall be subject to the laws of the State of Colorado, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations and orders.

B. GOVERNING LAW

         The essential validity of this agreement and all matters pertaining thereto, including, but not limited to, matters of performance, non-performance, breach, remedies, procedures, rights, duties and interpretation or construction shall be governed and determined by the law of the State of Colorado.

                                   ARTICLE XV.
                                  MISCELLANEOUS

                  This  agreement  shall be binding  upon and shall inure to the benefit of the parties hereto and to their respective heirs, successors, legal representatives, and permitted assigns.
                  This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.


         IN WITNESS WHEREOF, this agreement shall be effective as of the Date herein first set forth.


         OPERATOR

         /s/ LEO W. KERRIGAN


         NON-OPERATOR

         /s/

                                   EXHIBIT "A"
                         Attached to and made a part of
                        Drilling and Operating Agreement


OPERATOR
Petrogen International Ltd
3200 SW Freeway, Suite 3300
Houston, Texas 77027
USA
Phone:   713-402-6115
Fax:     713-552-0022


NON-OPERATOR
Petrogen, Inc.
3200 SW Freeway, Suite 3300
Houston, Texas 77027
USA
Phone:   713-402-6115
Fax:     713-552-0022

                                   EXHIBIT "B"
                         Attached to and made a part of
                        Drilling and Operating Agreement


                              ACCOUNTING PROCEDURE
                                JOINT OPERATIONS

I. GENERAL PROVISIONS

     1. DEFINITIONS

     "Joint Property" shall mean the real and personal property subject to the agreement to which this Accounting Procedure is attached.

     "Joint Operations" shall mean all operations necessary or proper for the drilling, completion, operation, protection and/or maintenance of the Joint Property.

     "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

     "Parties" shall mean Operator and Non-Operator, which latter includes all non-operator Interest owners.

     "Personal Expenses" shall mean travel and other reasonable reimbursable expenses of Operator's employees.

     "Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

     2. STATEMENT AND BILLINGS

         Operator shall collect all Production proceeds from the purchaser(s), deduct all expenses, and on a monthly basis, Operator shall submit a statement to Non-Operator showing its proportionate share of the Joint Account for the preceding month. Such statements will identify the well and all charges and credits, summarized by appropriate classifications of investment and expense except that unusual charges and credits shall be separately identified and fully described in detail.

3.       ADJUSTMENTS

         Payment of any drilling, completion or operating expenses shall not prejudice the right of Non-Operator to protest or question the correctness thereof or to conduct an audit of the Joint Account.

4.       AUDITS

         Non-Operator, upon notice in writing to Operator shall have the right to audit Operator's accounts and records relating to the Joint Account. If not requested within one (1) year after the end of a fiscal year, Non-Operator shall be deemed to have waived the right to audit that year's statements.

5.       APPROVAL BY NON-OPERATOR

         Where an approval or other agreement of the Parties of Non-Operator is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify Non-Operator of the Operator's proposal, and the agreement or approval of the Non-Operator shall be controlling on all Parties.

         6. ADVANCES BY NON-OPERATOR

         As requested by Operator, Non-Operator shall advance or prepay all estimated drilling, completion, and/or operating expenses projected to be incurred by the Joint Account for a period up to six (6) months. In that event, Operator shall account for all drilling costs completion costs, and/or operating expenses on a monthly basis as they are incurred. If, upon completion of the drilling and/or completion of the well or the end of the six (6) month operating period, Non-Operator is due a credit, such credit shall be paid with any other credits due therein. If there is an amount due for the costs of drilling and/or completing a well, Non-Operator shall pay any invoice therefore within thirty (30) days of receipt. It being the intent that Non-Operator shall pay no more than its share of the actual costs, including Operator's overhead, to drill and/or complete the well Prepayments of projected operating expenses shall be credited to the Non-Operator's share of the Joint Account. It being the intent that the Non-Operator shall ultimately bear only its proportionate share of any operating expenses, with Operator ultimately bearing its proportionate share of such operating expenses from net production proceeds.

         II. DIRECT CHARGES

         Operator shall charge the Joint Account with the following items:

1.       MATERIAL

              Material purchased or furnished by Operator for use on the joint property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonable practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

2.       TRANSPORTATION

              Transportation of material necessary for the Joint Operations but subject to the following limitations:

A. If material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store to where like material is normally available, unless agreed to by the Parties.

B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

         3. SERVICES

         The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 6 of Section II and Paragraph 1, ii of Section III, and the cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property shall be charged to the Joint Account. The cost of professional consultant services or contract services of technical personnel not directly engaged on the Joint Property shall not be charged to the Joint Account unless previously agreed to by the parties.

         4. EQUIPMENT AND FACILITIES FURNISHED BY OPERATOR

         A. Operator shall charge the Joint Account for use of Operator owned equipment and facilities at rates commensurate with costs of ownership and operation. Such rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, and depreciation. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.
         B. In lieu of charges in Paragraph 4A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less 20%.

         5. DAMAGES AND LOSSES TO JOIN PROPERTY

         All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident or other cause, except those resulting from Operator's gross negligence or willful misconduct shall be charged to the Joint Account. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

         6.  LEGAL EXPENSE

         Expense of handling, investigating and settling litigation or claims, discharging of third-party liens, payment of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the agreement or necessary to protect or recover the Joint Property. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties.

         7.       TAXES

         All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the parties.

         8.       INSURANCE

         Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint
         Operations are conducted in a state in which Operator may act as self-insurer for Workmen's Compensation and/or Employers Liability under the respective state's laws, Operator may, at its election, include the risk under its self-insurance program and in that event, Operator shall include a charge not to exceed normal rates.

         9.       INTEREST

         To the extent interest may be charged on any delinquent payments due under the Agreement, interest shall be payable at 1% per month.

                                  III. OVERHEAD

1.       OVERHEAD - FIXED RATE
         A. (1) As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge the Joint Account for producing operations on a fixed rate basis at the rate of $________ per well per month. Unless otherwise agreed to by the parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies directly affecting the Joint Property shall be direct charged to the Joint Account and shall not be considered as included in this Overhead rate unless otherwise agreed to by the parties.
                  (2) The Overhead rate shall be applied as follows:
                           (a) An active  well  produced  for any portion of the
                  month shall be charged only for the portion of the month it produced.
                           (b) All  inactive  wells  shall  not  qualify  for an
                  overhead charge.
                  (3) The well rates may be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Fields Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

                IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES,
                           TRANSFERS AND DISPOSITIONS

         Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property; however, at Operator option, such Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle an/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operators may purchase, but shall be under no obligation to purchase the interest of Non-Operator in surplus condition A or B material.

1.       PURCHASES

         Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of material found to be defective or returned to vendor for any other reason credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.       TRANSFERS AND DISPOSITIONS

         Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts.
         A. New Material (Condition A)
                  New Material shall be priced at the current new price, in effect at the date of movement, as quoted by a reliable supply store near the Joint Property where such Material is normally available.

         B. Good Used Material (Condition B)
                  Material in sound and serviceable condition and suitable for reuse without reconditioning:
                  1) Material moved to the Joint  Property
                           (a) At  seventy-five  percent  (75%) of  current  new
                  price, as determined by Paragraph 2A of this Section IV.

2) Material moved from the Joint Property.
                           (a) At  seventy-five  percent  (75%) of  current  new
                  price, as determined by Paragraph 2A of this Section IV, if Material was originally charged to the Joint Account as new Material,
                                    Or
                           (b) At sixty-five percent (65%) of current new price,
                  as determined by paragraph 2A of this Section IV, if Material was originally charged to the Joint Account as good used Material at seventy-five percent (75%) or current new price.

                  The cost of reconditioning, if any, shall be absorbed by the transferring property.
A.       Other Used Material (Condition C and D)
                      (1) Condition C
                           Material  which  is  not  in  sound  and  serviceable
              condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph 2A of this Section IV. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition value.
                      (2) Condition D
                           All other Material,  including junk,  shall be priced
at a value
              commensurate with its use or at prevailing prices. Material no longer suitable for its original purpose but usable for some other purpose, shall be priced on a basis comparable with that of items normally used for such other purpose. Operator may dispose of Condition D Material under procedures normally utilized by the Operator without prior approval of Non- Operators.
B.       Obsolete Material
                           Material which is serviceable and usable for its original function but condition and/or value of such material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the parties. Such price should result in the Joint Account being charged with the value of the service rendered by such material.

3.       PREMIUM PRICES

              Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such material, in making it suitable for use, and in moving it to the Joint Property.

                                 V. INVENTORIES

         The Operator shall maintain detailed records of Material.
1.       PERIODIC INVENTORIES, NOTICE AND REPRESENTATION

              At reasonable intervals, Inventories shall be taken by Operator of the Joint Account Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operator may be represented when any inventory is taken.

         2. RECONCILIATION AND ADJUSTMENT OF INVENTORIES

              Reconciliation of a physical inventory with the Joint Account shall be made, and a list of overages and shortages shall be furnished to the Non-Operator within six months following the taking of the inventory. Inventory adjustments shall be made by Operator with the Joint Account for overages and shortages.

         3. SPECIAL INVENTORIES

              Special Inventories may be taken whenever there is any sale or change of interest in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory.

4.       EXPENSE OF CONDUCTION PERIODIC INVENTORIES

              The expense of conducting periodic inventories shall be charged to the Joint Account.